Exhibit 10.2

                                    EXHIBIT A

THIS PROMISSORY NOTE AND THE SECURITIES INTO WHICH IT MAY BE CONVERTED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS. THIS PROMISSORY NOTE AND, IF APPLICABLE, THE SECURITIES INTO WHICH IT IS CONVERTED, HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO THEIR DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                           CONVERTIBLE PROMISSORY NOTE

$________________                                                August 16, 2002
Park City, Utah

         For value received PARK CITY GROUP, INC. a Nevada corporation ("Payor" or the "Company") promises to pay to , or his assigns ("Holder") the principal sum of $ with interest on the outstanding principal amount at the rate of 10% per annum, based on a 365-day year. Interest shall commence with the date hereof and shall continue on the outstanding principal until paid in full. Principal and accrued interest shall be due as provided herein on or before the earlier to occur of (i) December 15, 2002 or (ii) an Event of Default (as defined below) (each, the "Maturity Date").

         1. All payments of interest and principal shall be in lawful money of the United States of America. This Note may be prepaid at any time. All payments shall be applied first to accrued interest and thereafter to principal.

         2. If there shall be any Event of Default hereunder, Payor shall pay all reasonable attorneys' fees and court costs incurred by Holder in enforcing and collecting this Note, and this Note shall accelerate and all principal and unpaid accrued interest shall become due and payable. The occurrence of any one or more of the following shall constitute an Event of Default:

         (a) Payor fails to pay (i) timely the principal amount due under this Note on the date the same becomes due and payable or (ii) any accrued interest or other amounts due under this Note within three (3) business days following the date the same becomes due and payable;

         (b) Payor files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

         (c) An involuntary petition is filed against Payor (unless such petition is dismissed or discharged within sixty (60) days) under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of Payor; or

         (d) The Payor shall after any required notice thereunder and after the expiration of applicable grace periods (i) default in the repayment of any principal of or the payment of any interest on any indebtedness, or (ii) breach or violate any term or provision of any promissory note, loan agreement, mortgage, indenture or other evidence of such indebtedness, if the effect of such breach is to permit the acceleration of such indebtedness.

         3. Payor hereby waives demand, notice, presentment, protest and notice of dishonor.

         4. Payor shall organize a private placement of its equity securities pursuant to which Payor will seek to raise a minimum of approximately $2.4 million (the "Private Placement"). If the Private Placement is consummated prior to the Maturity Date, upon the receipt by Payor of gross proceeds from the Private Placement of at least that amount of additional funds that would allow the Note to become the senior debt of the Company by virtue of the repayment of all debt senior to the Note ("the Additional Funding") prior to December 15, 2002, all principal and interest due on this Note shall, at the election of the Payor, be converted into such equity securities as are sold in the Private Placement on a dollar for dollar basis as if such principal had been used to purchase such securities in the Private Placement.

         7. The terms of this Note shall be construed in accordance with the laws of the State of Utah, as applied to contracts entered into by Utah residents within the State of Utah, which contracts are to be performed entirely within the State of Utah.

         8. Any term of this Note may be amended or waived with the written consent of Payor and Holder.

         IN WITNESS WHEREOF, the Payor has caused this Promissory Note to be executed by its duly authorized officer as of the date first set forth above.



                                  PARK CITY GROUP, INC.



                                   By: ________________________________________
                                   Name:  Randall K. Fields
                                   Title:  Chief Executive Officer and President